NEWS RELEASE

CONTACT: Gary S. Maier

Maier & Company, Inc.

(310) 442-9852

FUEL SYSTEMS RECEIVES NASDAQ STAFF DETERMINATION LETTER

--Company Requests Hearing--

SANTA ANA, CA - March 20, 2008 - Fuel Systems Solutions, Inc. (NasdaqGM:FSYS) today said it has received a staff determination letter from Nasdaq stating that the company's Form 10-K for fiscal year 2007 has not been filed, which violates Nasdaq's continued listing requirements set forth in Marketplace Rule 4310(c)(14), and that the company's securities are, therefore, subject to delisting from The Nasdaq Stock Market. The company will request a hearing before a Nasdaq Listing Qualifications Panel to appeal the staff determination and will attempt to prevent the delisting of its common stock. No delisting action will take place prior to the hearing, which is typically held 30 to 45 days after the date of the hearing request. However, there can be no assurance that the panel will grant the company's request for continued listing at that time.

As indicated in the company's filing of Form 12b-25 on March 18, 2007 with the Securities and Exchange Commission, in connection with its 2007 audit, management and the audit committee of Fuel Systems Solutions determined that the company incorrectly accounted for certain costs associated with the inventory at some of its foreign subsidiaries and will need to restate its financial statements for 2006 and 2005. The company has not yet determined the final aggregate amount of the changes to its financial results for any specific prior period or if it needs to restate any other periods. As such, Fuel Systems Solutions will delay filing its annual report on Form 10-K for 2007 until the company has completed review of its historical financial statements.

Fuel Systems Solutions is a holding company currently comprised of two operating subsidiaries, IMPCO Technologies and BRC Gas Equipment. Additional information is available at www.fuelsystemssolutions.com. IMPCO designs, manufactures, markets and supplies advanced products and systems to enable internal combustion engines to run on clean burning gaseous fuels such as natural gas, propane and biogas. IMPCO is a leader in the heavy duty, industrial, power generation and stationary engines sectors. Headquartered in Santa Ana, California, IMPCO has offices throughout Asia, Europe, Australia and North America. Additional information is available at www.impcotechnologies.com. BRC produces a complete range of systems for converting vehicles to gaseous fuel to meet market requirements. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major automobile manufacturers for OEM projects. Headquartered in Cherasco, Italy, BRC has offices throughout Asia, Europe and South America. Additional information is available at www.brc.it

This press release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the company's expectations regarding its review of accounting for certain historical costs associated with inventory at some of its subsidiaries; the periods with respect to which restatement of historical financial statements are expected; the timing of the Nasdaq listing qualifications hearing; and the company's ability to maintain its listing on the Nasdaq Stock Market. Such statements are only predictions, and the company's actual results may differ materially. Factors that may cause the company's results to differ include, but are not limited to: risks that the review of the company's accounting practices will identify other issues not currently being considered that could delay or alter the results of the review; and risks of adverse litigation or regulatory action, including action by Nasdaq. Readers also should consider the risk factors set forth in the company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in "Management's Discussion & Analysis of Financial Condition and Results of Operation - Risk Factors" section of the company's Quarterly Report on Form 10-Q, for the quarter ended September 30, 2007. The company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

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